EXHIBIT 99.1
LETTER OF TRANSMITTAL
LEVI STRAUSS & CO.
OFFER TO EXCHANGE
all outstanding unregistered 7 3/4% Senior Notes due 2018
(€300,000,000 aggregate principal amount outstanding)
(ISINs: XS0506279420 and XS0506398352, Common Codes: 050627942 and 050639835)
for
7 3/4% Senior Notes due 2018
(€300,000,000 aggregate principal amount)
which have been registered under the U.S. Securities Act of 1933
(ISIN: XS0520235218, Common Code: 52023521)
and
all outstanding unregistered 7 5/8% Senior Notes due 2020
($525,000,000 aggregate principal amount outstanding)
(ISINs: USU52799AU45 and US52736RBA95, CUSIP Nos.: U52799 AU4 and 52736R BA9)
for
7 5/8% Senior Notes due 2020
($525,000,000 aggregate principal amount)
which have been registered under the U.S. Securities Act of 1933
(ISIN: US52736RBB78, CUSIP No.: 52736R BB7)

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON [     ], 2010, UNLESS THE EXCHANGE OFFER IS EXTENDED BY LEVI STRAUSS & CO. IN ITS SOLE DISCRETION.
Deliver To: Citibank, N.A. (as “Exchange Agent”)

By Facsimile (Eligible Institutions
Only):	By Mail, Overnight Courier or Hand:
(+44) 20-3320-2405

(provide call back telephone number on	14th Floor, Citigroup Centre		Citibank, N.A.
	Canada Square	or	Agency & Trust
fax cover sheet for confirmation)	London E14 5LB, United Kingdom		388 Greenwich Street, 14th Floor
	Attention: Exchange Team		New York, NY 10013
By telephone:

(+44) 20-7508-3866
     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN THE ONE LISTED ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

     The undersigned hereby acknowledges receipt of the Prospectus dated [     ], 2010, (the “Prospectus”) of Levi Strauss & Co. (the “Company”) and this letter of transmittal and the instructions hereto (the “Letter of Transmittal”), which together constitute the Company’s offer (the “Exchange Offer”) to exchange each €1,000 principal amount (in minimum denominations of €50,000 and integral multiples of €1,000 thereafter) of its 7 3/4% Senior Notes due 2018 (the “Euro Exchange Notes”) and each $1,000 principal amount (in minimum denominations of $100,000 and integral multiples of $1,000 thereafter) of its 7 5/8% Senior Notes due 2020 (the “Dollar Exchange Notes”, and together with the Euro Exchange Notes, the “Exchange Notes”), each of which have been registered under the United States Securities Act of 1933, as amended (the “Securities Act”), for each €1,000 principal amount (in minimum denominations of €50,000 and integral multiples of €1,000 thereafter) of its outstanding 7 3/4% Senior Notes due 2018 (the “Old Euro Notes”) and for each $1,000 principal amount (in minimum denominations of $100,000 and integral multiples of $1,000 thereafter) of its outstanding 7 5/8% Senior Notes due 2020 (the “Old Dollar Notes”, and together with the Old Euro Notes, the “Old Notes”), respectively. The terms of the Exchange Notes are identical in all material respects to the terms of the Old Notes, except that the Exchange Notes have been registered under the Securities Act and the transfer restrictions and registration rights relating to the Old Notes do not apply to the Exchange Notes.
     The term “Expiration Date” shall mean 5:00 p.m., New York City time, on [     ], 2010, unless the Company, in its sole discretion, extends the Exchange Offer, in which case the term shall mean the latest date and time to which the Exchange Offer is extended.
     Because all of the Old Notes are held in book-entry accounts maintained by the Exchange Agent at The Depository Trust Company (“DTC”), or through Euroclear Bank S.A./N.V. as operator of the Euroclear System (“Euroclear”) or Clearstream, Luxembourg, a holder need not manually execute this Letter of Transmittal, provided, however, that tenders of Old Notes must be effected in accordance with the procedures mandated by DTC’s Automated Tender Offer Program (“ATOP”) or by Euroclear or Clearstream, Luxembourg, as the case may be. However, all holders who exchange their Old Notes for Exchange Notes in accordance with the procedures outlined in the Prospectus will be deemed to have acknowledged receipt of, and agreed to be bound by, and to have made all of the representations and warranties contained in the Letter of Transmittal.
     YOUR BANK OR BROKER CAN ASSIST YOU IN COMPLETING THIS FORM. THE INSTRUCTIONS INCLUDED WITH THIS LETTER OF TRANSMITTAL MUST BE FOLLOWED. QUESTIONS AND REQUESTS FOR ASSISTANCE OR FOR ADDITIONAL COPIES OF THE PROSPECTUS AND THIS LETTER OF TRANSMITTAL MAY BE DIRECTED TO THE EXCHANGE AGENT.

     List below the notes to which this Letter of Transmittal relates. If the space indicated below is inadequate, the Certificate or Registration Numbers and Principal Amounts should be listed on a separately signed schedule affixed hereto.
DESCRIPTION OF 7 3/4% SENIOR NOTES DUE 2018 TENDERED HEREBY

Name(s) and Address(es) of	Certificate or	Aggregate Principal
Registered Owner(s)	Registration	Amount Represented by	Principal Amount
(Please Fill in)	Numbers*	Old Notes	Tendered**

Total Principal Amount Tendered

*	Need not be completed by book-entry Holders.

**	Unless otherwise indicated, the Holder will be deemed to have tendered the full aggregate principal amount represented by such Old Notes. All tenders must be in minimum denominations of €50,000 and integral multiples of €1,000 thereafter.
DESCRIPTION OF 7 5/8% SENIOR NOTES DUE 2020 TENDERED HEREBY

Name(s) and Address(es) of	Certificate or	Aggregate Principal
Registered Owner(s)	Registration	Amount Represented by	Principal Amount
(Please Fill in)	Numbers*	Old Notes	Tendered**

Total Principal Amount Tendered

*	Need not be completed by book-entry Holders.

**	Unless otherwise indicated, the Holder will be deemed to have tendered the full aggregate principal amount represented by such Old Notes. All tenders must be in a minimum denomination of $100,000 and integral multiples of $1,000 thereafter.
     This Letter of Transmittal is to be used if certificates of Old Notes are to be forwarded herewith. Delivery of documents to a book-entry transfer facility does not constitute delivery to the Exchange Agent.
     The term “Holder” with respect to the Exchange Offer means any person in whose name Old Notes are registered on the books of the Company or any other person who has obtained a properly completed bond power from the registered holder. The undersigned has completed, executed and delivered this Letter of Transmittal to indicate the action the undersigned desires to take with respect to the Exchange Offer. Holders who wish to tender their Old Notes must complete this letter in its entirety.

☐	CHECK HERE IF OLD NOTES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO AN ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH DTC AND COMPLETE THE FOLLOWING:

Name of Tendering Institution

Account Number

Transaction Code Number

☐	CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

Name

Address

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY
Ladies and Gentlemen:
     Upon the terms and subject to the conditions of the Exchange Offer, the undersigned hereby tenders to the Company the principal amount of the Old Notes indicated above. Subject to, and effective upon, the acceptance for exchange of such Old Notes tendered hereby, the undersigned hereby exchanges, assigns and transfers to, or upon the order of, the Company all right, title and interest in and to such Old Notes as are being tendered hereby, including all rights to accrued and unpaid interest thereon as of the Expiration Date. The undersigned hereby irrevocably constitutes and appoints the Exchange Agent the true and lawful agent and attorney-in-fact of the undersigned (with full knowledge that said Exchange Agent acts as the agent of the Company in connection with the Exchange Offer) to cause the Old Notes to be assigned, transferred and exchanged. The undersigned represents and warrants that it has full power and authority to tender, exchange, assign and transfer the Old Notes and to acquire Exchange Notes issuable upon the exchange of such tendered Old Notes, and that when the same are accepted for exchange, the Company will acquire good and unencumbered title to the tendered Old Notes, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim.
     The undersigned represents to the Company that (i) the Exchange Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such Exchange Notes, whether or not such person is the undersigned, and (ii) neither the undersigned nor any such other person is engaged or intends to engage in, or has an arrangement or understanding with any person to participate in, the distribution of such Exchange Notes. If the undersigned or the person receiving the Exchange Notes covered hereby is a broker-dealer that is receiving the Exchange Notes for its own account in exchange for Old Notes that were acquired by it as a result of market-making activities or other trading activities, the undersigned acknowledges that it or such other person will deliver a prospectus in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. The undersigned and any such other person acknowledge that, if they are participating in the Exchange Offer for the purpose of distributing the Exchange Notes, (i) they must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale transaction and (ii) failure to comply with such requirements in such instance could result in the undersigned or any such other person incurring liability under the Securities Act for which such persons are not indemnified by the Company. The undersigned or the person receiving the Exchange Notes covered by this letter represents and warrants that it is not an affiliate (as defined under Rule 405 of the Securities Act) of the Company or if the Holder or such recipient is an affiliate, that the Holder or such recipient understands and acknowledges that such Exchange Notes may not be offered for resale, resold or otherwise transferred by the undersigned or such other person without registration under the Securities Act or an exemption therefrom.
     The undersigned also warrants that it will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or the Company to be necessary or desirable to complete the exchange, assignment and transfer of tendered Old Notes or transfer ownership of such Old Notes on the account books maintained by a book-entry transfer facility.
     The Exchange Offer is subject to certain conditions set forth in the Prospectus under the caption “The Exchange Offer — Conditions.” The undersigned recognizes that as a result of these conditions (which may be waived, in whole or in part, by the Company), as more particularly set forth in the Prospectus, the Company may not be required to exchange any of the Old Notes tendered hereby and, in such event, the Old Notes not exchanged will be returned to the undersigned at the address shown below the signature of the undersigned.
     All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Tendered Old Notes may be withdrawn at any time prior to the Expiration Date.
     Unless otherwise indicated in the box entitled “Special Registration Instructions” or the box entitled “Special Delivery Instructions” in this Letter of Transmittal, certificates for all Exchange Notes delivered in exchange for tendered Old Notes, and any Old Notes delivered herewith but not exchanged, will be registered in the name of the undersigned and shall be delivered to the undersigned at the address shown below the signature of the undersigned. If an Exchange Note is to be issued to a person other than the person(s) signing this Letter of Transmittal, or if an

Exchange Note is to be mailed to someone other than the person(s) signing this Letter of Transmittal or to the person(s) signing this Letter of Transmittal at an address different than the address shown on this Letter of Transmittal, the appropriate boxes of this Letter of Transmittal should be completed. If Old Notes are surrendered by Holder(s) that have completed either the box entitled “Special Registration Instructions” or the box entitled “Special Delivery Instructions” in this Letter of Transmittal, signature(s) on this Letter of Transmittal must be guaranteed by an Eligible Institution (defined in Instruction 3).

SPECIAL REGISTRATION INSTRUCTIONS
To be completed ONLY if the Exchange Notes are to be issued in the name of someone other than the undersigned. (See Instruction 4)

Name:

Address:

Book-Entry Transfer Facility Account:

Employer Identification or Social Security Number:

(Please Print or Type)

SPECIAL DELIVERY INSTRUCTIONS
To be completed ONLY if the Exchange Notes are to be sent to someone other than the undersigned, or to the undersigned at an address other than that shown in the box entitled “Description of 7 3/4% Senior Notes due 2018 Tendered Hereby” or “Description of 7 5/8% Senior Notes due 2020 Tendered Hereby”. (See Instruction 4)

Name:

Address:

Employer Identification or Social Security Number:

(Please Print or Type)

REGISTERED HOLDER(S) OF OLD NOTES SIGN HERE

X

X

     Must be signed by registered holder(s) exactly as name(s) appear(s) on the Old Notes or on a security position listing as the owner of the Old Notes or by person(s) authorized to become registered holder(s) by properly completed bond powers transmitted herewith. If signature is by attorney-in-fact, trustee, executor, administrator, guardian, officer of a corporation or other person acting in a fiduciary capacity, please provide the following information (Please print or type:)

Name and Capacity (full title)

Address (including zip code)

(Area Code and Telephone Number)

(Taxpayer Identification or Social Security No.)
Dated:                     , 2010
SIGNATURE GUARANTEE
(If Required — See Instruction 3)

(Signature of Representative of Signature Guarantor)

(Name and Title)

(Name of Plan)

(Area Code and Telephone Number)
Dated:                     , 2010

INSTRUCTIONS
FORMING PART OF THE TERMS AND
CONDITIONS OF THE EXCHANGE OFFER
     1. Delivery of this Letter of Transmittal and Certificates. All physically delivered Old Notes or confirmation of any book-entry transfer to the Exchange Agent’s account at a book-entry transfer facility of Old Notes tendered by book-entry transfer, as well as a properly completed and duly executed copy of this Letter of Transmittal or facsimile thereof (or compliance with the procedures of DTC, Euroclear or Clearstream, Luxembourg with respect to the tender of Old Notes), and any other documents required by this Letter of Transmittal, must be received by the Exchange Agent at its address set forth herein on or prior to the Expiration Date. The method of delivery of this Letter of Transmittal, the Old Notes and any other required documents is at the election and risk of the Holder, and except as otherwise provided below, the delivery will be deemed made only when actually received by the Exchange Agent. If such delivery is by mail, it is suggested that registered mail with return receipt requested, properly insured, be used.
     No alternative, conditional, irregular or contingent tenders will be accepted. All tendering Holders, by execution of this Letter of Transmittal (or facsimile thereof) or otherwise complying with the tender procedures set forth in the Prospectus, shall waive any right to receive notice of the acceptance of the Old Notes for exchange.
     Delivery to an address other than as set forth herein, or instructions via a facsimile number other than the ones set forth herein, will not constitute a valid delivery.
     2. Partial Tenders; Withdrawals. If less than the entire principal amount of Old Notes evidenced by a submitted certificate is tendered, the tendering Holder should fill in the principal amount tendered in the column entitled “Principal Amount Tendered” in the box entitled “Description of 7 3/4% Senior Notes due 2018 Tendered Hereby” or “Description of 7 5/8% Senior Notes due 2020 Tendered Hereby”. A newly issued Old Note for the principal amount of Old Notes submitted but not tendered will be sent to such Holder as soon as practicable after the Expiration Date. All Old Notes delivered to the Exchange Agent will be deemed to have been tendered in full unless otherwise indicated.
     Old Notes tendered pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date, after which tenders of Old Notes are irrevocable. To be effective, a written, telegraphic or facsimile transmission notice of withdrawal must be timely received by the Exchange Agent or the Holder must otherwise comply with the withdrawal procedures of DTC, Euroclear or Clearstream, Luxembourg as described in the Prospectus. Any such notice of withdrawal must (i) specify the name of the person having deposited the Old Notes to be withdrawn (the “Depositor”), (ii) identify the Old Notes to be withdrawn (including the registration number(s) and principal amount of such Old Notes, or, in the case of Old Notes transferred by book-entry transfer, the name and number of the account at DTC, Euroclear or Clearstream, Luxembourg, to be credited), (iii) be signed by the Holder in the same manner as the original signature on this Letter of Transmittal (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee with respect to the Old Notes register the transfer of such Old Notes into the name of the person withdrawing the tender and (iv) specify the name in which any such Old Notes are to be registered, if different from that of the Depositor. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no Exchange Notes will be issued with respect thereto unless the Old Notes so withdrawn are validly retendered. Any Old Notes which have been tendered but which are not accepted for exchange will be returned to the Holder thereof without cost to such Holder as soon as practicable after withdrawal, rejection of tender or termination of Exchange Offer.
     3. Signature on this Letter of Transmittal; Written Instruments and Endorsements; Guarantee of Signatures. If this Letter of Transmittal is signed by the registered Holder(s) of the Old Notes tendered hereby, the signature must correspond with the name(s) as written on the face of the certificates without alteration or enlargement or any change whatsoever. If this Letter of Transmittal is signed by a participant in DTC, Euroclear or Clearstream, Luxembourg, the signature must correspond with the name as it appears on the security position listing as the owner of the Old Notes.

     If any of the Old Notes tendered hereby are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal.
     If a number of Old Notes registered in different names are tendered, it will be necessary to complete, sign and submit as many separate copies of this Letter of Transmittal as there are different registrations of Old Notes.
     Signatures on this Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, a commercial bank or trust company having an office or correspondent in the United States or an “eligible guarantor institution” within the meaning of Rule 17A-15 under the Exchange Act (each an “Eligible Institution”) unless the Old Notes tendered hereby are tendered (i) by a registered Holder who has not completed the box entitled “Special Registration Instructions” or “Special Delivery Instructions” on the Letter of Transmittal or (ii) for the account of an Eligible Institution.
     If this Letter of Transmittal is signed by the registered Holder or Holders of Old Notes (which term, for the purposes described herein, shall include a participant in DTC, Euroclear or Clearstream, Luxembourg whose name appears on a security listing as the owner of the Old Notes) listed and tendered hereby, no endorsements of the tendered Old Notes or separate written instruments of transfer or exchange are required. In any other case, the registered Holder (or acting Holder) must either properly endorse the Old Notes or transmit properly completed bond powers with this Letter of Transmittal (in either case, executed exactly as the name(s) of the registered Holder(s) appear(s) on the Old Notes, and, with respect to a participant in DTC, Euroclear or Clearstream, Luxembourg whose name appears on a security position listing as the owner of Old Notes, exactly as the name of the participant appears on such security position listing), with the signature on the Old Notes or bond power guaranteed by an Eligible Institution (except where the Old Notes are tendered for the account of an Eligible Institution).
     If this Letter of Transmittal, any certificates or separate written instruments of transfer or exchange are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by the Company, proper evidence satisfactory to the Company of their authority so to act must be submitted.
     4. Special Registration and Delivery Instructions. Tendering Holders should indicate, in the applicable box, the name and address (or account at DTC, Euroclear or Clearstream, Luxembourg, as applicable) in which the Exchange Notes or substitute Old Notes for principal amounts not tendered or not accepted for exchange are to be issued (or deposited), if different from the names and addresses or accounts of the person signing this Letter of Transmittal. In the case of issuance in a different name, the employer identification number or social security number of the person named must also be indicated and such person must properly complete an Internal Revenue Service Form W-9, a Form W-8BEN, a Form W-8ECI, or a Form W-8IMY, as appropriate. Such forms may be obtained by contacting the Exchange Agent at the address on the face of this Letter of Transmittal. In addition, the tendering Holder should complete the applicable box.
     If no instructions are given, the Exchange Notes (and any Old Notes not tendered or not accepted) will be issued in the name of and sent to the acting Holder of the Old Notes or deposited at such Holder’s account at DTC, Euroclear or Clearstream, Luxembourg, as applicable.
     5. Transfer Taxes. The Company shall pay all transfer taxes, if any, applicable to the transfer and exchange of Old Notes to it or its order pursuant to the Exchange Offer. If a transfer tax is imposed for any reason other than the transfer and exchange of Old Notes to the Company or its order pursuant to the Exchange Offer, the amount of any such transfer taxes (whether imposed on the registered Holder or any other person) will be payable by the tendering Holder. If satisfactory evidence of payment of such taxes or exception therefrom is not submitted herewith, the amount of such transfer taxes will be collected from the tendering Holder by the Exchange Agent.
     Except as provided in this Instruction 5, it will not be necessary for transfer stamps to be affixed to the Old Notes listed in this Letter of Transmittal.

     6. Waiver of Conditions. The Company reserves the right, in its reasonable judgment, to waive, in whole or in part, any of the conditions to the Exchange Offer set forth in the Prospectus.
     7. Mutilated, Lost, Stolen or Destroyed Old Notes. Any Holder whose Old Notes have been mutilated, lost, stolen or destroyed should contact the Exchange Agent at the address indicated above for further instructions.
     8. Requests for Assistance or Additional Copies. Questions relating to the procedure for tendering, as well as requests for additional copies of the Prospectus and this Letter of Transmittal, may be directed to the Exchange Agent at the address and telephone number(s) set forth above. In addition, all questions relating to the Exchange Offer, as well as requests for assistance or additional copies of the Prospectus and this Letter of Transmittal, may be directed by telephone to the Exchange Agent at (+44) 20 7508 3866.
     9. Validity and Form. All questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered Old Notes and withdrawal of tendered Old Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Old Notes not properly tendered or any Old Notes the Company’s acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right, in its reasonable judgment, to waive any defects, irregularities or conditions of tender as to particular Old Notes. The Company’s interpretation of the terms and conditions of the Exchange Offer (including the instructions in this Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as the Company shall determine. Although the Company intends to notify Holders of defects or irregularities with respect to tenders of Old Notes, neither the Company, the Exchange Agent nor any other person shall incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering Holder as soon as practicable following the Expiration Date.
     IMPORTANT: THIS LETTER OF TRANSMITTAL OR A FACSIMILE THEREOF (TOGETHER WITH OLD NOTES) OR CONFIRMATION OF BOOK-ENTRY TRANSFER AND ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY THE EXCHANGE AGENT ON OR PRIOR TO THE EXPIRATION DATE.